As filed with the Securities and Exchange Commission on August 20, 2025

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	33-0945406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Glaukos Way

Aliso Viejo, California 92656

(Address, including zip code, of Principal Executive Offices)

Glaukos Corporation 2015 Employee Stock Purchase Plan

(Full title of the plan)

Thomas W. Burns

CEO & Chairman of the Board of Directors

One Glaukos Way

Aliso Viejo, California 92656

(949) 367-9600

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Shelly A. Heyduk

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 823-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company’’ and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

⌧ Large accelerated filer	◻ Accelerated filer	◻ Non-accelerated filer	◻ Smaller reporting company
◻ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

This Registration Statement is filed by Glaukos Corporation, a Delaware corporation (the “Company” or “Registrant”), to register additional securities issuable pursuant to the Glaukos Corporation 2015 Employee Stock Purchase Plan (the “ESPP”) and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a)	The Company’s Registration Statements on Form S-8, filed with the Commission on June 30, 2015, June 17, 2016, May 10, 2018, March 1, 2019, March 9, 2020, March 11, 2021, March 8, 2022, March 10, 2023, and March 15, 2024 (Commission File Nos. 333-205372, 333-212106, 333-224822, 333-230017, 333-237030, 333-254141, 333-263373, 333-270453, and 333-278005, respectively);
b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, filed with the Commission on February 25, 2025 (Commission File No. 001-37463);
c)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 15, 2025, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 (Commission File No. 001-37463);
d)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May 1, 2025 and August 4, 2025, respectively (each, Commission File No. 001-37463);
e)	The Company’s Current Report on Form 8-K, filed with the Commission on June 3, 2025 (Commission File No. 001-37463, only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder); and
f)	The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”) contained in its Registration Statement on Form 8-A filed with the Commission on June 22, 2015, as modified by the description of the Company’s Common Stock contained in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020, filed with the Commission on March 1, 2021 (each, Commission File No. 001-37463), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Robert Davis. Mr. Davis is the Senior Vice President, General Counsel and Business Development of the Company and is compensated by the Company as an employee. Mr. Davis owns 14,647 shares of Common Stock, Company stock options to acquire up to an additional 119,615 shares of Common Stock and 21,850 restricted stock units that, when vested, will be delivered in the form of shares of Common Stock of the Company. Mr. Davis is eligible to receive stock awards by the Company under its 2015 Amended and Restated Omnibus Incentive Compensation Plan and is eligible to participate in the ESPP.

Item 8.	Exhibits

See the Exhibit Index included in this Registration Statement, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Glaukos Corporation 2015 Employee Stock Purchase Plan. (Filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

5.	Opinion of Counsel (opinion re legality).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

107.	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on August 20, 2025.

GLAUKOS CORPORATION

By:	/s/ Thomas W. Burns
Thomas W. Burns
CEO & Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Burns, Alex R. Thurman, and Robert L. Davis, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Burns	CEO and Chairman of the Board of Directors	August 20, 2025
Thomas W. Burns	(Principal Executive Officer)

/s/ Alex R. Thurman	Senior Vice President and Chief Financial Officer	August 20, 2025
Alex R. Thurman	(Principal Financial and Accounting Officer)

/s/ Mark J. Foley	Lead Independent Director	August 20, 2025
Mark J. Foley

/s/ David F. Hoffmeister	Director	August 20, 2025
David F. Hoffmeister

/s/ Gilbert H. Kliman	Director	August 20, 2025
Gilbert H. Kliman, M.D.

/s/ Marc A. Stapley	Director	August 20, 2025
Marc A. Stapley

/s/ Denice M. Torres	Director	August 20, 2025
Denice M. Torres

/s/ Aimee S. Weisner	Director	August 20, 2025
Aimee S. Weisner

/s/ Leana S. Wen	Director	August 20, 2025
Leana S. Wen, M.D.